UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2022

Red Cat Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-40202 (Commission File Number)	86-0490034 (I.R.S. Employer Identification No.)

15 Ave. Munoz Rivera Ste 2200 San Juan, PR 00901 (Address of principal executive offices) (zip code)

(833) 373-3228

 (Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	RCAT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 21, 2022, Red Cat Holdings, Inc., a Nevada corporation (the “Company”), Unusual Machines, Inc., a Puerto Rico corporation (“Unusual”) and Jeffrey Thompson, the founder and Chief Executive Officer of the Company (the “Principal Stockholder”), entered into a Stock Purchase Agreement (the “SPA”) for the purchase and sale of the Company’s consumer business consisting of recreational and hobbyist drones, first-person-view (“FPV”) goggles, and as a licensed authorized reseller.

The SPA followed an internal review of the Company’s military and enterprise opportunities to focus our efforts on our Made in America Class 1 ISR Drone development program and the Company’s Golden Eagle I, Golden Eagle II, Four Ship and swarm software under development. Additional information can be found in the Company’s Press Release filed as Exhibit 99.1 annexed hereto.

Under the terms of the SPA, upon satisfaction of closing conditions including the affirmative vote of the shareholders of the Company, UM will purchase Rotor Riot, LLC, an Ohio limited liability company (“RR”), and Fat Shark Holdings, Ltd., a Nevada corporation (“FS”), for $18 million in cash and securities of UM, as more fully-described below.

The purchase price under the SPA is equal to $5 million in cash (as increased for positive working capital and decreased for negative working capital at closing) plus $2.5 million in a convertible senior note of UM (the “Senior Note”) plus $10.5 million in Series A convertible preferred stock of UM (the “Series A Stock”), payable at closing. The Senior Note and the Series A Stock shall have the rights, privileges and preferences as set forth in the form of Senior Note and form of Series A Stock in such form and subject to terms and conditions as are agreed by UM and the Company prior to closing. The Senior Note and Series A Stock will be convertible into Common Stock at the lesser of $4.00 per share or the IPO price of UM, and shall be subject to a Senior Note and Certificate of Designation to be filed with the Secretary of State of Puerto Rico prior to closing. The Senior Note and Series A Stock shall contain beneficial ownership blockers under which conversion shall be limited to 4.99% and/or 9.99% of the total voting power of UM, and further may be subject to limitations on voting and conversion required in order to conform with requirements of NASDAQ to the issuance of in excess of 19.99% of the outstanding Common Stock in accordance with NASDAQ Rule 5635(d). The Senior Note and Series A Stock will include anti-dilution protection in the case of issuances by UM at a price lower than the then applicable conversion price for so long as the Senior Note or Series A Stock remains outstanding under which the conversion price will be reduced to such lower price as UM shall issue or agree to issue any of its securities.

Under the terms of the SPA the Principal Stockholder and UM have agreed to indemnification obligations, which shall survive for a period of 9 months, subject to certain limitations, which includes a basket of $250,000 before any claim can be asserted and a cap equal to the value of the escrow shares, other than in cases involving fraud. The Principal Stockholder agreed to deposit 450,000 shares of UM common stock owned to secure any indemnification obligations.

As a condition to closing, UM shall enter into an employment agreement with its Chief Executive Officer including non-compete provisions, which cannot be amended or waived without the prior written consent of the Company. UM, RR and FS will also be subject to non-competition agreements restricting activities involving Class I ISR drones, and for military, government and enterprise customers.

The closing of the SPA is subject to customary closing conditions which include shareholder approval by the Company’s shareholders following filing with the SEC and mailing of the Company’s Proxy Statement on Schedule 14A and the approval of the transactions by a majority of the disinterested shareholders of the Company. The Principal Stockholder, who holds approximately 24% of the voting power of the Company, shall abstain from the vote on approval of the SPA. On November 21, 2022, the Board of Directors of the Company approved the SPA and submission of the SPA to shareholders for approval. In addition, closing of the SPA is subject to successful completion of an initial public offering (the “IPO”) by UM in the minimum amount of $15 million, and approval by NASDAQ of listing of UM’s common stock. The SPA requires that the Company is required to cooperate with UM in connection with the IPO and to prepare and deliver to UM US GAAP audited financial statements of RR and FS, in such form and for such periods as are required to be included in a registration statement on Form S-1 to be filed by UM in connection with the IPO, as well as unaudited reviewed quarterly financial information as is required for such quarterly periods as are required to be filed. UM has agreed to register all of the common stock of UM for which the Senior Note is convertible in the IPO for resale by the Company, or to pay the note in full with proceeds of the offering at closing at UM’s election. In addition, UM has agreed to enter into a registration rights agreement for 100% of the common stock for which the Series A Stock may be converted and to use its best efforts to file and have declared effective such registration statement, on demand and in on a piggy-back basis with any other registration statements to be filed by UM.

The foregoing description of the terms of the SPA is qualified in its entirety by reference to the full text of the agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2022, The Honorable Mary Beth Long was appointed to the Audit Committee of the Company.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On November 28, 2022 the Company issued a press release titled “Red Cat Holdings Signs Agreement to Divest Consumer Business”. A copy of the press release is included herewith as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under Item 7.01, including Exhibit 99.1 hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

(d)	Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement dated November 21, 2022
99.1	Press Release dated November 28, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED CAT HOLDINGS, INC.

Dated: November 28, 2022	By:	/s/ Joseph Hernon
Name: Joseph Hernon
Title: Chief Financial Officer